UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 30, 2020

Registrant, State or Other Jurisdiction of Incorporation or Organization
Commission file number	Address of Principal Executive Offices, Zip Code and Telephone Number			I.R.S. Employer Identification No.

1-31447	CenterPoint Energy, Inc.			74-0694415
(a Texas corporation)
1111 Louisiana
	Houston	Texas	77002
	(713)	207-1111

1-3187	CenterPoint Energy Houston Electric, LLC			22-3865106
(a Texas limited liability company)
1111 Louisiana
	Houston	Texas	77002
	(713)	207-1111

1-13265	CenterPoint Energy Resources Corp.			76-0511406
(a Delaware corporation)
1111 Louisiana
	Houston	Texas	77002
	(713)	207-1111

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:
Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.01 par value	CNP	The New York Stock Exchange
Chicago Stock Exchange, Inc.
Depositary Shares for 1/20 of 7.00% Series B Mandatory Convertible Preferred Stock, $0.01 par value	CNP/PB	The New York Stock Exchange
9.15% First Mortgage Bonds due 2021	n/a	The New York Stock Exchange
6.95% General Mortgage Bonds due 2033	n/a	The New York Stock Exchange
6.625% Senior Notes due 2037	n/a	The New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2).

Emerging Growth Company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On June 30, 2020, David J. Lesar, a current member of the Board of Directors (the “Board”) of CenterPoint Energy, Inc. (the “Company”), was appointed by the Board as permanent President and Chief Executive Officer of the Company, effective July 1, 2020. Mr. Lesar will continue to serve as a member of the Board. John W. Somerhalder II, another member of the Board, had been serving as Interim President and Chief Executive Officer of the Company since February 19, 2020 until a permanent President and Chief Executive Officer of the Company was identified and appointed. On June 30, 2020, Mr. Somerhalder provided notice of his intent to resign from his interim executive officer and director positions with the Company and its affiliates and has ceased service in such capacity effective June 30, 2020.He also departed from the Company as a director, effective as of the same date. His resignation as an interim executive officer and as a director was not the result of any disagreement he had with the Company on any matter relating to the Company’s operations, policies and practices, including any matters concerning the Company’s controls or any financial or accounting-related matters or disclosures.

David J. Lesar, age 67, joined the Company as a member of the Board on May 6, 2020. He served as interim CEO of Health Care Service Corporation, the largest privately-held health insurer in the United States, from July 2019 through June 1, 2020, having joined that company’s board of directors in 2018. He was the Chairman of the Board and CEO of Halliburton Company from 2000 to 2017 and Executive Chairman of the Board from June 2017 until December 2018. Mr. Lesar joined Halliburton in 1993 and served in a variety of other roles, including executive vice president of Finance and Administration for Halliburton Energy Services, a Halliburton business unit, CFO of Halliburton from 1995 through May 1997, President and Chief Operating Officer from June 1997 through August 2000 and continued as President until August 2014. He has also served on the board of directors of several companies, most recently Agrium, Inc. as well as Lyondell Chemical Company, Southern Company, Cordant Technologies, and Mirant Corp. A Certified Public Accountant, Mr. Lesar was previously a partner at Arthur Andersen. He received both his B.S. and MBA from the University of Wisconsin.

In connection with his appointment, pursuant to an offer letter dated July 1, 2020, Mr. Lesar will receive a base salary of $1,350,000 per year. He will also receive a sign-on equity award consisting of restricted stock units valued at $1,000,000, which will vest ratably upon his continued employment on the first, second and third anniversaries of the grant date. In connection with facilitating Mr. Lesar’s relocation to the Company’s headquarters in Houston, Texas where Mr. Lesar does not currently have a residence, Mr. Lesar will receive benefits in connection with the purchase of his residence in Dallas, Texas by the Company for an agreed upon $1,217,000 and other relocation assistance subject to the Company’s relocation policy. Mr. Lesar will be eligible to participate in the Company’s compensation and benefits plans and programs for similarly situated executives, including the Company’s change in control plan and incentive plans. The incentive plans include the Company’s Short-Term Incentive Plan (“STI”) and the Long-Term Incentive Plan (“LTI”). His initial target STI award level will be 125% of base salary (prorated for the period of time during the fiscal year in which he serves as President and Chief Executive Officer, relative to the entire year) and his target LTI award level will be 520% of base salary, which he was granted effective July 1, 2020.

On June 30, 2020, at the recommendation of the Board’s Governance Committee, the Board also appointed Earl M. Cummings to the Board effective July 1, 2020, with an initial term to expire on the date of the Company’s annual meeting of shareholders in 2021 and until his successor is elected and qualified. Mr. Cummings is expected to stand for election as director at the Company’s annual meeting of shareholders in 2021.

Since 2012, Mr. Cummings has served as Managing Partner of MCM Houston Properties, LLC, a real estate fund that invests in single family residential properties in Houston, Texas. In his role as Managing Partner, he is responsible for overall capital raising, investment, acquisition, and business strategies of the fund and its assets. Mr. Cummings also serves as Chief Executive Officer of The BTS Team, which began as an information technology and staffing firm providing solutions and services across various regions and evolved into a company that also invested financial resources in various industries to create value for shareholders and other stakeholders, and he previously served as its Chief Information Officer and Chairman of its board. He also served as Chief Executive Officer of BestAssets, Inc., a private company providing real estate portfolio management and related services. Active across communities and in non-profit board service, Mr. Cummings has served on the boards of the University of Houston Board of Visitors, C-STEM Robotics (where he was founding Chairman of the Executive Board for C-STEM), Yellowstone Academy and has also served on the advisory boards for KIPP Academy and Texas Southern University School of Business. Mr. Cummings holds a BBA of Management Information Systems from the University of Houston and an MBA from Pepperdine University.

There are no arrangements or understandings between Mr. Cummings and any other person pursuant to which he was selected as a director, and the Company is not aware of any transaction in which he has an interest requiring disclosure under Item 404(a) of Regulation S-K. Committee appointments for Mr. Cummings will be determined at a later date. Mr. Cummings will be compensated for his service on the Board under the Company’s standard arrangements for non-employee directors described in its proxy statement for the 2020 annual meeting of stockholders (which arrangements may be updated from time to time) and received an initial stock award approved by the Board under the CenterPoint Energy, Inc. Stock Plan for Outside Directors, as amended, valued at $125,000, which represents a prorated amount of the annual stock award valued at $150,000 received by each of the Company’s non-employee directors serving on the Board as of early May 2020, which awards were previously disclosed on Current Reports on Form 8-K and/or related Section 16 filings.

As previously disclosed in connection with Mr. Somerhalder’s appointment as Interim President and Chief Executive Officer of the Company, the Company agreed to provide certain compensation to Mr. Somerhalder, including, in the discretion of the Compensation Committee of the Board (the “Compensation Committee”), an annual cash bonus amount of up to $1,000,000 (pro-rated for actual time served) in respect of the period during which Mr. Somerhalder serves as Interim President and Chief Executive Officer of the Company. Pursuant to these terms and effective as of the date of Mr. Somerhalder’s resignation, the Compensation Committee approved the payment of a cash bonus of $364,384 to Mr. Somerhalder.

A copy of the press release announcing the above is attached as Exhibit 99.1 to this Current Report on Form 8-K and incorporated herein by reference.

On July 1, 2020, the Compensation Committee approved new forms of award agreements under the LTI for performance awards and restricted stock unit awards granted to Mr. Lesar, as well as a new form of award agreement for restricted stock units (retention, service-based vesting) to be used for Mr. Lesar’s sign-on grant and for grants to such other employees as the Compensation Committee may determine in the future. Among other things, the newly approved forms of award agreements for Mr. Lesar’s performance awards and restricted stock unit awards provide that Mr. Lesar will be a “retirement eligible” participant, and therefore eligible for pro-rata vesting upon retirement, subject to achievement of the relevant performance metrics in the case of performance awards, after three years of service. Also under these award agreements, the award will fully vest, subject, in the case of performance awards, to the achievement of the relevant performance metrics, if Mr. Lesar satisfies the requirements for enhanced retirement, which are set forth in the agreements. The newly approved form of award agreement for restricted stock units for retention, service-based vesting amended the applicable vesting schedule to provide flexibility for multi-year vesting arrangements.

The description of the offer letter and forms of award agreements, as amended, is qualified in its entirety by reference to the full text of the offer letter and the forms of performance award agreement for the chief executive officer, restricted stock unit award agreement for the chief executive officer and restricted stock unit award agreement (retention, service-based vesting), as applicable, which are included as Exhibits 10.1, 10.2, 10.3 and 10.4, respectively, hereto and incorporated by reference herein.

Item 9.01.    Financial Statements and Exhibits.

(d)    Exhibits.

EXHIBIT NUMBER	EXHIBIT DESCRIPTION

10.1	Offer Letter dated July 1, 2020
10.2	Form of Performance Award Agreement for the Chief Executive Officer
10.3	Form of Restricted Stock Unit Award Agreement for the Chief Executive Officer
10.4	Form of Restricted Stock Unit Award Agreement (Retention, Service-Based Vesting)
99.1	Press Release issued by the Company on June 30, 2020
104	Cover Page Interactive Data File - the cover page XBRL tags are embedded within the Inline XBRL document

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CENTERPOINT ENERGY, INC.

Date: July 2, 2020	By:	/s/ Jason M. Ryan
Jason M. Ryan
Senior Vice President and General Counsel

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CENTERPOINT ENERGY HOUSTON ELECTRIC, LLC

Date: July 2, 2020	By:	/s/ Jason M. Ryan
Jason M. Ryan
Senior Vice President and General Counsel

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CENTERPOINT ENERGY RESOURCES CORP.

Date: July 2, 2020	By:	/s/ Jason M. Ryan
Jason M. Ryan
Senior Vice President and General Counsel